Exhibit 10.32.9
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended in the following respects.
     1. Effective as of January 1, 2006, Section 5.1 of the Plan is amended in its entirety to read as follows.
     5.1 Annual Amount of Matching Contributions. For each Plan Year which ends after January 1, 2006, the Employer shall contribute amounts to the Trust in addition to the Savings Contributions elected by Participants for such Plan Year. Such additional contributions shall be referred to in the Plan as “Matching Contributions.” Subject to the other provisions of the Plan, the amount of Matching Contributions which shall be made by the Employer for any Plan Year which ends after January 1, 2006 (for purposes of this Section 5.1, the “subject Plan Year”) shall be the amount determined under the following provisions of this Section 5.1.
          5.1.1 Subject to the provisions of Sections 5.1.2, 5.1.3, and 5.1.4 below, the amount of Matching Contributions which shall be made by the Employer for the subject Plan Year shall be determined by the Employer in its sole discretion and set forth by resolution or other written action taken by the Board (or any committee of the Board or officer or officers of Federated to which or whom the powers described in this Section 5.1.1 are delegated by the Board) by the time by which any Matching Contributions for the subject Plan Year must be made pursuant to the provisions of Section 5.2 below. Notwithstanding the foregoing, if no such resolution or other written action is so taken, then the amount of Matching Contributions which shall be made by the Employer for the subject Plan Year shall be the minimum amount of such contributions as determined under the provisions of Section 5.1.2 below.
          5.1.2 In no event shall the amount of the Matching Contributions to be made by the Employer for the subject Plan Year be less than a minimum amount as determined under this Section 5.1.2. The minimum amount of the Matching Contributions to be made by the Employer for the subject Plan Year shall be equal to 33-1/3% of the aggregate amount of Basic Savings Contributions made for the subject Plan Year on behalf of all Participants who are employed by the Employer as Covered Employees on the last day of the subject Plan Year and who did not make any withdrawals during the subject Plan Year from the portions of their Accounts which reflect their Basic Savings Contributions.

          5.1.3 Subject to the provisions of Sections 5.1.4 below, in no event shall the amount of the Matching Contributions to be made by the Employer for the subject Plan Year be greater than a maximum amount as determined under this Section 5.1.3. The maximum amount of the Matching Contributions to be made by the Employer for the subject Plan Year shall be equal to 100% of the aggregate amount of Basic Savings Contributions made for the subject Plan Year on behalf of all Participants who are employed by the Employer as Covered Employees on the last day of the subject Plan Year and who did not make any withdrawals during the subject Plan Year from the portions of their Accounts which reflect their Basic Savings Contributions.
          5.1.4 To the extent permitted by Section 8.6 below, any forfeitures arising during the subject Plan Year shall be used to reduce and be substituted in place of those Matching Contributions which both are otherwise required or determined for the subject Plan Year under the foregoing provisions of this Section 5.1 and exceed the amount of Matching Contributions which would be made for the subject Plan Year if such amount were limited to the minimum amount described in Section 5.1.2 above. For purposes of the foregoing provisions of this Section 5.1 and also for purposes of Section 6.2 below (which concerns the allocation of Matching Contributions), any forfeitures (or other amounts) which are used to reduce and substitute for any Matching Contributions for the subject Plan Year shall be considered as if they were such Matching Contributions for the subject Plan Year.
     2. Effective as of January 1, 2006, Section 6.2.2 of the Plan is amended in its entirety to read as follows.
     6.2.2 The Matching Contributions made to the Trust for any Plan Year which ends after January 1, 2006 (for purposes of this Section 6.2.2, the “subject Plan Year”) shall be allocated among the Matching Accounts of the Participants who both are employed as Covered Employees on the last day of the subject Plan Year and made no withdrawal of Basic Savings Contributions from their Savings Accounts during the subject Plan Year (for purposes of this Section 6.2.2, the “Eligible Participants”) in accordance with the following provisions of this Section 6.2.2.
          (a) The Matching Contributions made for the subject Plan Year by reason of Section 5.1 above shall first be allocated among the Matching Accounts of the Eligible Participants in proportion to each Eligible Participant’s Basic Savings Contributions made for the subject Plan Year, until each Eligible Participant’s Matching Account has been allocated 33-1/3% of the Eligible Participant’s Basic Savings Contributions made for the subject Plan Year.
          (b) Subject to the provisions of subparagraphs (i) and (ii) of this paragraph (b), the portion of any Matching Contributions made for the subject Plan Year that are not allocated in accordance with the provisions of paragraph (a) of this Section 6.2.2 shall be allocated among the Matching

Accounts of the Eligible Participants in proportion to each Eligible Participant’s Adjusted Basic Savings Contributions made for the subject Plan Year.
               (i) Notwithstanding the foregoing provisions of this paragraph (b), no Eligible Participant’s Matching Account shall be allocated an amount for the subject Plan Year under this paragraph (b) to the extent that such amount would cause the Eligible Participant’s Matching Account to be allocated in the aggregate under paragraphs (a) and (b) of this Section 6.2.2 more than 100% of the Basic Savings Contributions made for the subject Plan Year by or for such Eligible Participant.
               (ii) To the extent the amounts otherwise to be allocated to any Eligible Participants’ Matching Accounts under this paragraph (b) are limited by reason of subparagraph (i) of this paragraph (b), the sum by which such amounts are so limited (for purposes of this subparagraph (ii), the “reallocable sum”) shall be allocated among the Matching Accounts of the remaining Eligible Participants (for whom the amounts otherwise to be allocated to their Matching Accounts under this paragraph (b) are not limited by reason of subparagraph (i) of this paragraph (b)) in proportion to each such remaining Eligible Participant’s Basic Savings Contributions made for the subject Plan Year.
          (c) For purposes of paragraph (b) of this Section 6.2.2, an Eligible Participant’s “Adjusted Basic Savings Contributions” for the subject Plan Year means: (1) 100% of the Basic Savings Contributions made for the subject Plan Year on behalf of the Eligible Participant if he or she has completed less than 15 years of Vesting Service by the start of the subject Plan Year; or (2) 150% of the Basic Savings Contributions made for the subject Plan Year on behalf of the Eligible Participant if he or she has completed 15 or more years of Vesting Service by the start of the subject Plan Year.
     3. Effective as of May 18, 2006, Section 6.13 of the Plan is amended in its entirety to read as follows.
     6.13 Voting of Federated Common Shares Held in Investment Fund. Any common shares of Federated (for purposes of this Section 6.13, “Common Shares”) which are held in the Investment Fund that is described in Section 6B below as Fund F (that invests primarily in Common Shares) shall be voted by the Trustee, on any matter on which Common Shares have a vote (for purposes of this Section 6.13, the “subject matter”), in the manner directed by the Participants pursuant to the following provisions of this Section 6.13.
          6.13.1 Each Participant who has any portion of his or her Accounts invested in Fund F as of the record date used by Federated to determine the Common Shares eligible to vote on the subject matter (for purposes of this Section 6.13, the “subject record date”) may direct the Trustee as to how a number of the Common Shares held in Fund F as of the subject record date are to be voted on the subject matter. The number of Common Shares subject to the Participant’s direction shall be equal to the product produced by multiplying the total number of Common Shares held in Fund F as of the subject record date by a fraction. Such fraction shall have a numerator equal to the value of the portion of the Participant’s Accounts which are invested in Fund F determined as of the subject record date and a denominator equal to the total value of Fund F as of the subject record date.
          6.13.2 The Trustee shall vote those Common Shares held in Fund F for which a vote on the subject matter is not determined under the provisions of Section 6.13.1 above (because certain Participants fail to direct the Trustee as to the manner in which the Common Shares held in Fund F that are subject to their direction under the provisions of Section 6.13.1 above are to be voted with respect to the subject matter in accordance with the provisions of Section 6.13.1 above) in the same proportions as it votes the Common Shares held in Fund F for which a vote on the subject matter is determined under the provisions of Section 6.13.1 above.
          6.13.3 In connection with the vote of Common Shares held in Fund F with respect to the subject matter, (1) the Trustee and the Committee shall take such steps as are necessary to ensure that the applicable Participants who are entitled to give voting instructions under the foregoing provisions of this Section 6.13 have received necessary and accurate information as to the subject matter, (2) the Trustee and the Committee shall take such steps as are necessary to ensure that such Participants are not subject to undue and improper pressure in making voting instructions or to any other improper outside influences that would affect the independence of such instructions, and (3) the Trustee and the Committee shall take such steps as are necessary to ensure that the provisions of this Section 6.13 are fairly implemented. Furthermore, in the event that the Trustee determines that the vote of any number of Common Shares held in Fund F as to the subject matter in accordance with the provisions of Section 6.13.2 above would otherwise violate the provisions of Section 404(a) or any other section of ERISA, then, notwithstanding the provisions of Section 6.13.2 above, the Trustee shall vote such Common Shares (the vote for which under the provisions of Section 6.13.2 above would, as is determined by the Trustee, otherwise violate Section 404(a) or any other section of ERISA) in accordance with its own fiduciary determination and without regard to the procedures described in Section 6.13.2 above.
          6.13.4 Before any annual or special meeting of Federated shareholders, the Trustee, the Committee, or a Committee representative will send each Participant who is entitled to direct the vote of any Common Shares held in Fund F on a matter being voted on at such meeting a form allowing the Participant to instruct the Trustee as to how to vote such Common Shares on such matter.

     IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

FEDERATED DEPARTMENT STORES, INC.

By: Title:	/s/ David W. Clark Senior Vice President, Human Resources
Date:	August 29, 2006

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